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                                                                    Exhibit 99.3

[UNITED DEFENSE LOGO]

                                              CONTACT:
                                              Doug Coffey, Media
                                              doug.coffey@udlp.com
                                              (703) 312-6121

                                              Jackie Kreisler, Media
                                              United States Marine Repair
                                              kreislerj@swmarine.com
                                              (619)557-4289

                                              Jayne Schmitt, Investor Relations
                                              jayne.schmitt@udlp.com
                                              (703) 312-6122

United Defense Corrects July 2, 2002, Press Release on Acquisition

ARLINGTON, VA - JULY 16, 2002 - UNITED DEFENSE INDUSTRIES (NYSE:UDI) corrected its press release of July 2, 2002, which announced its purchase of United States Marine Repair. The July 2, 2002, press release reported a purchase price of $316 million. The actual purchase price was approximately $305 million. United Defense completed the purchase on July 2, 2002.

United Defense is a leader in the design, development and production of combat vehicles, artillery, naval guns, missile launchers and precision munitions used by the U.S. Department of Defense and allies worldwide and America's largest non-nuclear ship repair, modernization, overhaul and conversion company. To learn more about United Defense, visit www.uniteddefense.com.